Mei Feng A. Zhang (Investor Contact):	(212) 940-3312;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS SECOND QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $27 MILLION, or $0.32 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $149 MILLION, or $1.74 PER DILUTED COMMON SHARE

For the second quarter of 2022, the Company reports:
•Current accident year combined ratio, excluding catastrophe and weather-related losses of 88.4%, an improvement of 0.3 points, compared to the prior year
•Annualized return on average common equity ("ROACE") of 2.5% and annualized operating ROACE of 13.7%

For the six months ended June 30, 2022, the Company reports:
•Current accident year combined ratio, excluding catastrophe and weather-related losses of 87.8%, an improvement of 1.2 points, compared to the prior year
•Annualized return on average common equity ("ROACE") of 7.5% and annualized operating ROACE of 14.6%
Pembroke, Bermuda, July 26, 2022 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the second quarter ended June 30, 2022.
Commenting on the second quarter 2022 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
"AXIS delivered another quarter of strong operating performance, continuing our trend of year-over-year improvements in core underwriting metrics.

"The quarter was highlighted by a combined ratio of 93.4% and operating ROE of 13.7%, and record second quarter premium growth contributed to all-time high mid-year production figures including gross and net premiums written, and net premiums earned. This quarter our specialty insurance business again generated solid performance with a robust 16% increase in gross premiums written, 22% growth in net premiums written, and a combined ratio of 87.8%, as we further capitalized on favorable market conditions.

"During the quarter we announced the Company’s exit from reinsurance property and catastrophe lines. This completed the shift of AXIS Re to a specialist reinsurer – with a focus on attractive Casualty, Specialty, A&H, and Credit lines – which aligns with our efforts to grow profitably with lower volatility and establish leadership in the specialist space.

"As a measure of our progress, over the past six months our group underwriting income has risen by 36% and operating income is up 30% as compared to the prior year period. As we look to the future, we’re well positioned in strong Wholesale and E&S markets and see significant opportunities to drive further profitable growth while delivering value to our customers and advancing our position as a leading specialty underwriter."
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Second Quarter Consolidated Results*

•Net income available to common shareholders for the second quarter of 2022 was $27 million, or $0.32 per diluted common share, compared to net income available to common shareholders of $228 million, or $2.67 per diluted common share, for the second quarter of 2021.
•Net income available to common shareholders for the six months ended June 30, 2022 was $169 million, or
$1.97 per diluted common share, compared to net income available to common shareholders of $344 million, or $4.04 per diluted common share, for the same period in 2021.
•Operating income1 for the second quarter of 2022 was $149 million, or $1.74 per diluted common share1, compared to operating income of $171 million, or $2.00 per diluted common share, for the second quarter of 2021.
•Operating income for the six months ended June 30, 2022 was $329 million, or $3.83 per diluted common share1, compared to operating income of $253 million, or $2.98 per diluted common share, for the same period in 2021.
•Reorganization expenses related to our exit from property reinsurance business were $16 million. Reorganization expenses are excluded from operating income (loss).
•Our fixed income portfolio book yield was 2.4% at June 30, 2022. The market yield was 4.3% at June 30, 2022.
•Book value per diluted common share of $47.62, a decrease of $4.35, or 8.4%, compared to March 31, 2022, driven by net unrealized losses reported in other comprehensive income (loss) and common share dividends declared, partially offset by net income generated.
•Adjusted for dividends declared, book value per diluted common share decreased by $3.92, or 7.5%, compared to March 31, 2022.
•Adjusted for dividends declared, book value per diluted common share decreased by $6.17, or 11.1%, over the past twelve months.
•Total common shares repurchased during the quarter were 0.6 million shares for $35 million.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Second Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $172 million, or 9% ($198 million, or 10%, on a constant currency basis3), to $2.1 billion with an increase of $201 million, or 16% in the insurance segment, partially offset by a decrease of $29 million, or 4% in the reinsurance segment.
•Net premiums written increased by $113 million, or 9% ($137 million, or 11%, on a constant currency basis), to $1.3 billion with an increase of $157 million, or 22% in the insurance segment, partially offset by a decrease of $44 million, or 9% in the reinsurance segment.

	Three months ended June 30,
KEY RATIOS	2022	2021	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	55.3%	55.7%	(0.4	pts)
Catastrophe and weather-related losses ratio	5.3%	2.5%	2.8	pts
Current accident year loss ratio	60.6%	58.2%	2.4	pts
Prior year reserve development ratio	(0.3%)	(0.6%)	0.3	pts
Net losses and loss expenses ratio	60.3%	57.6%	2.7	pts
Acquisition cost ratio	20.2%	18.9%	1.3	pts
General and administrative expense ratio	12.9%	14.1%	(1.2	pts)
Combined ratio	93.4%	90.6%	2.8	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.4%	88.7%	(0.3	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $67 million ($60 million, after-tax), (Insurance: $28 million; Reinsurance: $39 million), or 5.3 points, primarily attributable to South Africa floods, and the high frequency of small to mid-sized other weather-related events that occurred worldwide. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $29 million (Insurance: $11 million; Reinsurance: $17 million), or 2.5 points, in 2021.
•Net favorable prior year reserve development was $4 million (Insurance: $3 million; Reinsurance: $1 million), compared to $7 million (Insurance: $6 million; Reinsurance: $0.4 million) in 2021.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures and a discussion of the rationale for the presentation of these items are provided later in this press release.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses was calculated by dividing the current accident year losses less estimated pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Year to Date Consolidated Underwriting Highlights

•Gross premiums written increased by $271 million, or 6% ($334 million, or 7% on a constant currency basis), to $4.7 billion with an increase of $425 million, or 18% in the insurance segment, partially offset by a decrease of $154 million, or 7% in the reinsurance segment.
•Net premiums written increased by $147 million, or 5% ($207 million, or 7% on a constant currency basis), to $3.1 billion with an increase of $293 million, or 21% in the insurance segment, partially offset by a decrease of $146 million, or 9% in the reinsurance segment.

	Six months ended June 30,
KEY RATIOS	2022	2021	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	54.7%	55.4%	(0.7	pts)
Catastrophe and weather-related losses ratio	5.1%	6.2%	(1.1	pts)
Current accident year loss ratio	59.8%	61.6%	(1.8	pts)
Prior year reserve development ratio	(0.5%)	(0.5%)	—	pts
Net losses and loss expenses ratio	59.3%	61.1%	(1.8	pts)
Acquisition cost ratio	20.0%	19.4%	0.6	pts
General and administrative expense ratio	13.1%	14.2%	(1.1	pts)
Combined ratio	92.4%	94.7%	(2.3	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	87.8%	89.0%	(1.2	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $127 million ($110 million, after-tax), (Insurance: $61 million; Reinsurance: $66 million), or 5.1% points, including $30 million, or 1.2% points attributable to the Russia-Ukraine war. The remaining losses of $97 million were primarily attributable to Eastern Australia floods, South Africa floods, and the high frequency of small to mid-sized other weather-related events that occurred worldwide. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $139 million (Insurance: $47 million; Reinsurance: $92 million), or 6.2 points, in 2021.
•Net favorable prior year reserve development was $13 million (Insurance: $10 million; Reinsurance: $3 million), compared to $12 million (Insurance: $8 million; Reinsurance: $4 million) in 2021.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended June 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$1,469,622	$1,268,472	15.9%
Net premiums written	869,419	712,885	22.0%
Net premiums earned	768,724	631,675	21.7%
Underwriting income	93,816	93,520	0.3%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.6%	51.8%	(0.2	pts)
Catastrophe and weather-related losses ratio	3.6%	1.8%	1.8	pts
Current accident year loss ratio	55.2%	53.6%	1.6	pts
Prior year reserve development ratio	(0.3%)	(1.0%)	0.7	pts
Net losses and loss expenses ratio	54.9%	52.6%	2.3	pts
Acquisition cost ratio	18.8%	16.9%	1.9	pts
Underwriting-related general and administrative expense ratio	14.1%	15.8%	(1.7	pts)
Combined ratio	87.8%	85.3%	2.5	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.5%	84.5%	—	pts
•Gross premiums written increased by $201 million, or 16% ($216 million, or 17%, on a constant currency basis), primarily attributable to increases in property and liability lines driven by new business and favorable rate changes, professional lines due to favorable rate change, and accident and health lines due to new business.
•Net premiums written increased by $157 million, or 22% ($169 million, or 24%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, and lower cession rates in several lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $28 million, primarily attributable to South Africa floods, and the high frequency of small to mid-sized other weather-related events that occurred worldwide, compared to $11 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, decreased by 0.2 points in the second quarter, compared to the same period in 2021, principally due to the impact of favorable pricing over loss trends in most lines of business, partially offset by changes in business mix associated with the increase in professional lines and liability business written in recent periods.
•The acquisition cost ratio increased by 1.9 points in the second quarter, compared to the same period in 2021, primarily related to prior year premium and acquisition cost adjustments.
•The underwriting-related general and administrative expense ratio decreased by 1.7 points in the second quarter, compared to the same period in 2021, mainly driven by an increase in net premiums earned, partially offset by an increase in personnel and travel costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$2,796,886	$2,371,670	17.9%
Net premiums written	1,713,332	1,420,699	20.6%
Net premiums earned	1,521,539	1,247,962	21.9%
Underwriting income	188,209	132,343	42.2%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.0%	52.1%	(1.1	pts)
Catastrophe and weather-related losses ratio	4.0%	3.8%	0.2	pts
Current accident year loss ratio	55.0%	55.9%	(0.9	pts)
Prior year reserve development ratio	(0.6%)	(0.7%)	0.1	pts
Net losses and loss expenses ratio	54.4%	55.2%	(0.8	pts)
Acquisition cost ratio	18.6%	18.0%	0.6	pts
Underwriting-related general and administrative expense ratio	14.7%	16.3%	(1.6	pts)
Combined ratio	87.7%	89.5%	(1.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.3%	86.4%	(2.1	pts)
•Gross premiums written increased by $425 million, or 18% ($446 million, or 19%, on a constant currency basis), primarily attributable to increases in professional lines, liability, property, and accident and health lines driven by new business and favorable rate changes.
•Net premiums written increased by $293 million, or 21% ($310 million, or 22%, on a constant currency basis), reflecting the increase in gross premiums written, and lower cession rates primarily in professional lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $61 million, including $16 million attributable to the Russia-Ukraine war. The remaining losses of $44 million were primarily attributable to Eastern Australia floods, South Africa floods, and the high frequency of small to mid-sized other weather-related events that occurred worldwide, compared to $47 million in 2021.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended June 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$643,861	672,714	(4.3%)
Net premiums written	447,428	490,973	(8.9%)
Net premiums earned	508,328	525,266	(3.2%)
Underwriting income	22,877	54,734	(58.2%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	60.9%	60.4%	0.5	pts
Catastrophe and weather-related losses ratio	7.7%	3.3%	4.4	pts
Current accident year loss ratio	68.6%	63.7%	4.9	pts
Prior year reserve development ratio	(0.2%)	(0.1%)	(0.1	pts)
Net losses and loss expenses ratio	68.4%	63.6%	4.8	pts
Acquisition cost ratio	22.2%	21.3%	0.9	pts
Underwriting-related general and administrative expense ratio	5.3%	5.7%	(0.4	pts)
Combined ratio	95.9%	90.6%	5.3	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.4%	87.4%	1.0	pts
•Gross premiums written decreased by $29 million, or 4% ($17 million, or 3%, on a constant currency basis), primarily attributable to decreases in catastrophe and property lines due to non-renewals and decreased line sizes. These decreases were partially offset by an increase in credit and surety lines driven by new business, and an increase in professional lines due to favorable market conditions.
•Net premiums written decreased by $44 million, or 9% ($32 million, or 7%, on a constant currency basis), reflecting the decrease in gross premiums written in the quarter, together with an increase in premiums ceded in professional lines, partially offset by a decrease in premiums ceded in catastrophe lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $39 million, primarily attributable to South Africa floods, and the high frequency of small to mid-sized other weather-related events that occurred worldwide, compared to $17 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 0.5 points in the second quarter, compared to the same period in 2021, due to changes in business mix driven by the decrease in catastrophe business written in recent periods, partially offset by the impact of favorable pricing over loss trends.
•The acquisition cost ratio increased by 0.9 points in the second quarter, compared to the same period in 2021, primarily related to changes in business mix driven by the decrease in property catastrophe business written in recent periods and adjustments attributable to loss-sensitive features driven by improved loss performance mainly in motor lines, partially offset by the impact of retrocessional contracts.
•The underwriting-related general and administrative expense ratio decreased by 0.4 pts in the second quarter, compared to the same period in 2021, mainly driven by a decrease in personnel costs related to our exit from property reinsurance business.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$1,951,205	$2,104,997	(7.3%)
Net premiums written	1,416,387	1,562,045	(9.3%)
Net premiums earned	1,013,758	1,012,701	0.1%
Underwriting income	67,278	56,158	19.8%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	60.3%	59.5%	0.8	pts
Catastrophe and weather-related losses ratio	6.6%	9.3%	(2.7	pts)
Current accident year loss ratio	66.9%	68.8%	(1.9	pts)
Prior year reserve development ratio	(0.3%)	(0.5%)	0.2	pts
Net losses and loss expenses ratio	66.6%	68.3%	(1.7	pts)
Acquisition cost ratio	21.9%	21.1%	0.8	pts
Underwriting-related general and administrative expense ratio	5.7%	5.8%	(0.1	pts)
Combined ratio	94.2%	95.2%	(1.0	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	87.9%	86.4%	1.5	pts
•Gross premiums written decreased by $154 million, or 7% ($112 million, or 5%, on a constant currency basis), primarily attributable to decreases in catastrophe, motor and property lines due to non-renewals and decreased line sizes. These decreases were partially offset by increases in credit and surety, and accident and health lines driven by new business, and increases in professional lines and liability lines was due to favorable market conditions.
•Net premiums written decreased by $146 million, or 9% ($103 million, or 7%, on a constant currency basis), reflecting the decrease in gross premiums written, together with increases in premiums ceded in professional lines and motor lines, partially offset by a decrease in premiums ceded in catastrophe lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $66 million, including $13 million attributable to the Russia-Ukraine war. The remaining losses of $53 million were primarily attributable to South Africa floods, and the high frequency of small to mid-sized other weather-related events that occurred worldwide. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $92 million in 2021.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $92 million decreased from $105 million for the second quarter of 2021, primarily attributable to lower gains from other investments, partially offset by an increase in income from fixed maturities attributable to increased yields. Net realized and unrealized losses recognized in net income for the quarter were $173 million, including net unrealized losses of $84 million ($71 million excluding foreign exchange movements), following a decrease in the market value of our equity securities portfolio during the quarter, compared to net realized and unrealized gains of $73 million in the second quarter of 2021.

Pre-tax total return on cash and investments5 was (3.0%) including foreign exchange movements ((2.5%) excluding foreign exchange movements6). Net unrealized losses of $391 million ($340 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter following a decrease in market value of our fixed maturities portfolio, compared to net unrealized gains of $10 million ($16 million excluding foreign exchange movements) recognized during the second quarter of 2021. The prior year pre-tax total return was 1.2% including foreign exchange movements (1.2% excluding foreign exchange movements).

For the six months ended June 30, 2022, pre-tax total return on cash and investments was (5.7%) including foreign exchange movements ((5.1%) excluding foreign exchange movements), compared to 0.8% including foreign exchange movements (0.8% excluding foreign exchange movements) for the same period in 2021. Net unrealized losses of $846 million ($779 million excluding foreign exchange movements) were recognized in the year, compared to net unrealized losses of $217 million ($202 million excluding foreign exchange movements) for the same period in 2021.

Our fixed income portfolio book yield was 2.4% at June 30, 2022, compared to 2.0% at June 30, 2021. The market yield was 4.3% at June 30, 2022.

5 Pre-tax total return on cash and investments includes net investment income, net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(78) million and $7 million for the three months ended June 30, 2022 and 2021, respectively and foreign exchange (losses) gains of $(106) million and $(5) million for the six months ended June 30, 2022 and 2021, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital7 at June 30, 2022 was $6.0 billion, including $1.3 billion of debt and $550 million of preferred equity, compared to $6.7 billion at December 31, 2021, with the decrease driven by net unrealized losses reported in other comprehensive income (loss) following a decrease in the market value of our fixed income portfolio, common share dividends declared, and the repurchase of our common shares, including $35 million repurchased pursuant to our Board-authorized share repurchase program, during the first six months of 2022, partially offset by net income generated for the six months ended June 30, 2022.

At June 30, 2022, we had $65 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2022.

Book value per diluted common share, calculated on a treasury stock basis, decreased by $4.35 in the current quarter, and decreased by $7.88 over the past twelve months, to $47.62. The decrease in the quarter and over the past twelve months was driven by net unrealized losses reported in other comprehensive income (loss) and common share dividends declared, partially offset by net income generated.

During the second quarter of 2022, the Company declared dividends of $0.43 per common share, with total dividends declared of $1.71 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share decreased by $3.92, or 7.5% for the quarter, and decreased by $6.17, or 11.1% over the past twelve months.

7 Total capital represents the sum of total shareholders' equity and debt.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Wednesday, July 27, 2022 at 9:30 a.m. (EDT) to discuss the second quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 2794951 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 6449896. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended June 30, 2022 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $4.7 billion at June 30, 2022, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and Twitter (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2022 (UNAUDITED) AND DECEMBER 31, 2021

	2022	2021

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,304,682	$12,313,200
Fixed maturities, held to maturity, at amortized cost	641,428	446,016
Equity securities, at fair value	522,161	655,675
Mortgage loans, held for investment, at fair value	656,112	594,088
Other investments, at fair value	981,774	947,982
Equity method investments	158,893	146,293
Short-term investments, at fair value	65,683	31,063
Total investments	14,330,733	15,134,317
Cash and cash equivalents	844,910	844,592
Restricted cash and cash equivalents	653,018	473,098
Accrued interest receivable	73,873	64,350
Insurance and reinsurance premium balances receivable	3,174,117	2,622,676
Reinsurance recoverable on unpaid losses and loss expenses	5,008,583	5,017,611
Reinsurance recoverable on paid losses and loss expenses	510,613	642,215
Deferred acquisition costs	576,237	465,593
Prepaid reinsurance premiums	1,656,643	1,377,358
Receivable for investments sold	10,421	4,555
Goodwill	100,801	100,801
Intangible assets	203,259	208,717
Operating lease right-of-use assets	94,451	103,295
Other assets	381,768	309,792
Total assets	$27,619,427	$27,368,970

Liabilities
Reserve for losses and loss expenses	$14,398,039	$14,653,094
Unearned premiums	4,963,138	4,090,676
Insurance and reinsurance balances payable	1,624,184	1,324,620
Debt	1,311,637	1,310,975
Payable for investments purchased	186,921	31,543
Operating lease liabilities	105,129	119,512
Other liabilities	327,748	427,894
Total liabilities	22,916,796	21,958,314

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,341,507	2,346,179
Accumulated other comprehensive income (loss)	(724,114)	56,536
Retained earnings	6,298,680	6,204,745
Treasury shares, at cost	(3,765,648)	(3,749,010)
Total shareholders' equity	4,702,631	5,410,656

Total liabilities and shareholders' equity	$27,619,427	$27,368,970

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Three months ended		Six months ended
	2022	2021	2022	2021

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,277,052	$1,156,941	$2,535,297	$2,260,663
Net investment income	92,214	104,672	183,569	218,836
Net investment gains (losses)	(173,263)	73,293	(267,771)	102,936
Other insurance related income	2,213	5,817	8,906	8,598
Total revenues	1,198,216	1,340,723	2,460,001	2,591,033

Expenses
Net losses and loss expenses	769,587	666,473	1,502,285	1,381,190
Acquisition costs	257,582	219,070	505,932	437,941
General and administrative expenses	165,586	162,452	334,627	320,860
Foreign exchange losses (gains)	(57,000)	19,602	(101,274)	23,716
Interest expense and financing costs	15,241	15,235	30,805	30,806
Reorganization expenses	15,728	—	15,728	—
Amortization of value of business acquired	—	1,028	—	2,056
Amortization of intangible assets	2,729	3,324	5,458	6,013
Total expenses	1,169,453	1,087,184	2,293,561	2,202,582

Income before income taxes and interest in income of equity method investments	28,763	253,539	166,440	388,451
Income tax (expense) benefit	4,965	(27,865)	4,942	(48,641)
Interest in income of equity method investments	1,050	9,799	12,600	18,960
Net income	34,778	235,473	183,982	358,770
Preferred share dividends	7,563	7,563	15,125	15,125
Net income available to common shareholders	$27,215	$227,910	$168,857	$343,645

Per share data
Earnings per common share:
Earnings per common share	$0.32	$2.69	$1.98	$4.06
Earnings per diluted common share	$0.32	$2.67	$1.97	$4.04
Weighted average common shares outstanding	85,173	84,764	85,068	84,640
Weighted average diluted common shares outstanding	85,843	85,267	85,826	85,117
Cash dividends declared per common share	$0.43	$0.42	$0.86	$0.84

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	2022			2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,469,622	$643,861	$2,113,483	$1,268,472	$672,714	$1,941,186
Net premiums written	869,419	447,428	1,316,847	712,885	490,973	1,203,858
Net premiums earned	768,724	508,328	1,277,052	631,675	525,266	1,156,941
Other insurance related income	237	1,976	2,213	552	5,265	5,817
Net losses and loss expenses	(421,836)	(347,751)	(769,587)	(332,175)	(334,298)	(666,473)
Acquisition costs	(144,732)	(112,850)	(257,582)	(106,963)	(112,107)	(219,070)
Underwriting-related general and
administrative expenses(8)	(108,577)	(26,826)	(135,403)	(99,569)	(29,392)	(128,961)
Underwriting income(9)	$93,816	$22,877	116,693	$93,520	$54,734	148,254

Net investment income			92,214			104,672
Net investment gains (losses)			(173,263)			73,293
Corporate expenses(8)			(30,183)			(33,491)
Foreign exchange (losses) gains			57,000			(19,602)
Interest expense and financing costs			(15,241)			(15,235)
Reorganization expenses			(15,728)			—
Amortization of value of business acquired			—			(1,028)
Amortization of intangible assets			(2,729)			(3,324)
Income before income taxes and interest in income of equity method investments			28,763			253,539
Income tax (expense) benefit			4,965			(27,865)
Interest in income of equity method investments			1,050			9,799
Net income			34,778			235,473
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$27,215			$227,910

Net losses and loss expenses ratio	54.9%	68.4%	60.3%	52.6%	63.6%	57.6%
Acquisition cost ratio	18.8%	22.2%	20.2%	16.9%	21.3%	18.9%
General and administrative expense ratio	14.1%	5.3%	12.9%	15.8%	5.7%	14.1%
Combined ratio	87.8%	95.9%	93.4%	85.3%	90.6%	90.6%

8 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $30 million and $33 million for the three months ended June 30, 2022 and 2021, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	2022			2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$2,796,886	$1,951,205	$4,748,091	$2,371,670	$2,104,997	$4,476,667
Net premiums written	1,713,332	1,416,387	3,129,719	1,420,699	1,562,045	2,982,744
Net premiums earned	1,521,539	1,013,758	2,535,297	1,247,962	1,012,701	2,260,663
Other insurance related income	319	8,587	8,906	967	7,631	8,598
Net losses and loss expenses	(827,579)	(674,706)	(1,502,285)	(689,072)	(692,118)	(1,381,190)
Acquisition costs	(283,543)	(222,389)	(505,932)	(224,642)	(213,299)	(437,941)
Underwriting-related general and
administrative expenses(10)	(222,527)	(57,972)	(280,499)	(202,872)	(58,757)	(261,629)
Underwriting income (11)	$188,209	$67,278	255,487	$132,343	$56,158	188,501

Net investment income			183,569			218,836
Net investment gains (losses)			(267,771)			102,936
Corporate expenses(10)			(54,128)			(59,231)
Foreign exchange (losses) gains			101,274			(23,716)
Interest expense and financing costs			(30,805)			(30,806)
Reorganization expenses			(15,728)			—
Amortization of value of business acquired			—			(2,056)
Amortization of intangible assets			(5,458)			(6,013)
Income before income taxes and interest in income of equity method investments			166,440			388,451
Income tax (expense) benefit			4,942			(48,641)
Interest in income of equity method investments			12,600			18,960
Net Income			183,982			358,770
Preferred share dividends			15,125			15,125
Net income available to common shareholders			$168,857			$343,645

Net losses and loss expenses ratio	54.4%	66.6%	59.3%	55.2%	68.3%	61.1%
Acquisition cost ratio	18.6%	21.9%	20.0%	18.0%	21.1%	19.4%
General and administrative expense ratio	14.7%	5.7%	13.1%	16.3%	5.8%	14.2%
Combined ratio	87.7%	94.2%	92.4%	89.5%	95.2%	94.7%

10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $54 million and $59 million for the six months ended June 30, 2022 and 2021, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Three months ended		Six months ended
	2022	2021	2022	2021
	(in thousands, except per share amounts)

Net income available to common shareholders	$27,215	$227,910	$168,857	$343,645
Net investment (gains) losses (12)	173,263	(73,293)	267,771	(102,936)
Foreign exchange losses (gains)(13)	(57,000)	19,602	(101,274)	23,716
Reorganization expenses(14)	15,728	—	15,728	—
Interest in income of equity method investments(15)	(1,050)	(9,799)	(12,600)	(18,960)
Income tax expense (benefit)	(9,165)	6,088	(9,663)	7,782
Operating income	$148,991	$170,508	$328,819	$253,247

Earnings per diluted common share	$0.32	$2.67	$1.97	$4.04
Net investment (gains) losses	2.02	(0.86)	3.12	(1.21)
Foreign exchange losses (gains)	(0.66)	0.23	(1.18)	0.28
Reorganization expenses	0.18	—	0.18	—
Interest in income of equity method investments	(0.01)	(0.11)	(0.15)	(0.22)
Income tax expense (benefit)	(0.11)	0.07	(0.11)	0.09
Operating income per diluted common share	$1.74	$2.00	$3.83	$2.98

Weighted average diluted common shares outstanding	85,843	85,267	85,826	85,117

Average common shareholders' equity	$4,361,586	$4,733,075	$4,506,644	$4,792,727

Annualized return on average common equity	2.5%	19.3%	7.5%	14.3%

Annualized operating return on average common equity(16)	13.7%	14.4%	14.6%	10.6%

12 Tax expense (benefit) of ($19,598) and $7,491 for the three months ended June 30, 2022 and 2021, respectively, and ($32,912) and $8,975 for the six months ended June 30, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13 Tax expense (benefit) of $12,132 and ($1,403) for the three months ended June 30, 2022 and 2021, respectively, and $24,948 and ($1,193) for the six months ended June 30, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14 Tax expense (benefit) of ($1,699) for the three and six months ended June 30, 2022. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15 Tax expense (benefit) of $nil for the three and six months ended June 30, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure, is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses, including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from property reinsurance business, our expectations regarding pricing, other market conditions and economic conditions including inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•actual claims exceeding loss reserves;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•the adverse impact of inflation;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the loss of business provided to us by major brokers;
•breaches by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders or intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•the inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, ‘Risk Factors’ in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses relate to our exit from property reinsurance business, part of an overall approach to reduce our exposure to volatile catastrophe risk, in the second quarter of 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business, therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses relate to our exit from property reinsurance business, part of an overall approach to reduce our exposure to volatile catastrophe risk, in the second quarter of 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income, net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com